Exhibit 99.1

Broadcom Limited Affirms Fourth Quarter Fiscal Year 2016 Guidance and Tightens Revenue to Upper End of Range. Broadcom Limited to Announce Fourth Quarter and Fiscal Year 2016 Financial Results on Thursday, December 8, 2016

SAN JOSE, Calif., and SINGAPORE – November 2, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today affirmed its fourth quarter fiscal year 2016 non-GAAP guidance originally provided on September 1, 2016, and tightened revenue outlook based on current business trends and conditions.

Non-GAAP net revenue for the fourth quarter of fiscal year 2016 is now expected to be between $4,100 million to $4,175 million, compared to the previously provided range of $4,025 million to $4,175 million. GAAP net revenue for the fourth quarter fiscal year 2016 is expected to be between $4,090 to $4,165 million, compared to the prior range of $4,015 million to $4,165 million. Projected non-GAAP net revenue includes $10 million of projected licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions.

Broadcom Limited also announced it will report its fourth quarter and fiscal year 2016 financial results and business outlook on Thursday, December 8, 2016 after the close of the market. Broadcom’s management will host a conference call at 2:00 p.m. Pacific Time on the same day to discuss these results and business outlook.

The conference call can be accessed live online in the Investors section of the Broadcom website at www.broadcom.com, or by telephone as follows:

Dial-in: (866) 310-8712; International +1 (720) 634-2946

Participant Passcode: 12782522

A replay of the conference call will be accessible for one week following the call as follows:

Replay: (855) 859-2056; International (404) 537-3406; Passcode: 12782522; or through the Investors section of the Broadcom website at www.broadcom.com.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii) our competitive position and opportunities, (iii) the impact of the transaction on the market for our products, (iv) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with our recent acquisition (the “Acquisition”) of Broadcom Corporation (“BRCM”), and other acquisitions we may make, including delays, challenges and expenses associated with integrating BRCM and other acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from BRCM and other acquisitions we may make; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; the significant indebtedness incurred by us in February 2016 in connection with the Acquisition, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; our ability to timely increase our internal manufacturing capacity to meet customer demand; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

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